UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2015, Cryoport, Inc.’s wholly owned operating subsidiary, Cryoport Systems, Inc. (the “Company”), entered into the Purchase and Sale Agreement (the “Purchase and Sale Agreement”), by and between KLATU Networks, LLC (“KLATU”) and the Company. Pursuant to the Purchase and Sale Agreement, the Company purchased from KLATU certain intellectual property and intellectual property rights related to the Company’s CryoportalTM logistics management platform (the “Developed Technology”), which KLATU previously developed for and licensed to the Company pursuant to the Master Consulting and Engineering Services Agreement, by and between KLATU and the Company, dated October 9, 2007 (as amended, the “Master Consulting and Engineering Services Agreement”). As full compensation for the sale and assignment of the Developed Technology from KLATU to the Company, the Company will pay KLATU an aggregate amount of $400,000 in two equal installments.

Concurrently with entering into the Purchase and Sale Agreement, on September 16, 2015, the Company and KLATU entered into the Amended and Restated Master Consulting and Engineering Services Agreement (the “Amended and Restated Master Consulting and Engineering Services Agreement”) to amend and restate the Master Consulting and Engineering Services Agreement. The Amended and Restated Master Consulting and Engineering Services Agreement provides a framework for KLATU to perform certain consulting, software and hardware engineering development services as mutually agreed upon and further set forth in one or more Statements of Work (as defined in the Amended and Restated Master Consulting and Engineering Services Agreement). As between the Company and KLATU, the Company will own the intellectual property developed pursuant to such agreement. In addition, KLATU agreed to grant the Company a license to use certain of KLATU’s intellectual property used in connection with the Developed Technology. The Company agreed to grant KLATU a license to use certain portions of the Developed Technology in connection with KLATU’s cloud based monitoring solution (“TRAXX”). To ensure the availability of KLATU personnel to perform services pursuant to the Amended and Restated Master Consulting and Engineering Services Agreement, the Company agreed to pay KLATU a minimum of $25,000 per month for services fees, which may be carried forward as advance payment for future services under certain conditions. The initial term of the agreement is until December 31, 2017 and will thereafter automatically renew for subsequent one year terms, unless notice of termination is given. The Company or KLATU may terminate the agreement upon written notice to the other party, and such termination will be effective six months after the date such notice is received by the non-terminating party. After termination, KLATU will continue to provide maintenance services at its normal hourly rates for a period of two years as measured from the date of the Amended and Restated Master Consulting and Engineering Agreement and agrees to use its good faith efforts to provide such services on a timely basis.

The foregoing summary of the Purchase and Sale Agreement and the Amended and Restated Master Consulting and Engineering Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents, which are filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

10.1	Purchase and Sale Agreement, by and between KLATU Networks, LLC and Cryoport Systems, Inc., dated September 16, 2015

10.2	Amended and Restated Master Consulting and Engineering Services Agreement, by and between KLATU Networks, LLC and Cryoport Systems, Inc., dated September 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: September 22, 2015	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Purchase and Sale Agreement, by and between KLATU Networks, LLC and Cryoport Systems, Inc., dated September 16, 2015

10.2	Amended and Restated Master Consulting and Engineering Services Agreement, by and between KLATU Networks, LLC and Cryoport Systems, Inc., dated September 16, 2015